UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

363 North Sam Houston Parkway, Suite 630, Houston, Texas 77060

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2007, a subsidiary of Nova Biosource Fuels, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Clinton County Bio Energy, L.L.C., an Iowa limited liability company (“CCBE”), and the members of CCBE.  Pursuant to the Agreement, the Company agreed to acquire, subject to satisfaction or waiver of certain closing conditions, CCBE’s biodiesel refinery in Clinton County, Iowa and certain other assets and properties and to assume long-term debt of approximately $3.6 million and other specified liabilities of CCBE for an initial purchase price of $8,190,000, subject to certain adjustments for changes in working capital.  The acquisition is subject to the satisfaction or waiver of certain closing conditions.  Under the terms of the Agreement, the transaction is expected to close (the “Closing”) in early September. There can be no assurances that the conditions to closing will be met or waived or that the Closing will occur as expected.

Item 7.01 Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a news release issued by Nova Biosource Fuels, Inc.

The information contained in Item 7.01 of this report and in Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

2.1                               Asset Purchase Agreement between Nova Biofuels Iowa, LLC, Clinton County Bio Energy, L.L.C. and the Members of Clinton County Bio Energy, L.L.C.

99.1                          News Release dated August 16, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ J.D. McGraw
J.D. McGraw
President

Date: August 16, 2007

EXHIBIT INDEX

2.1                               Asset Purchase Agreement between Nova Biofuels Iowa, LLC, Clinton County Bio Energy, L.L.C. and the Members of Clinton County Bio Energy, L.L.C.

99.1                          News Release dated August 16, 2007.